Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BKV CORPORATION

(Adopted on September 12, 2023)

ARTICLE VI - STOCK		16

Section 1.	Certificates of Stock	16
Section 2.	Record Date	17

AMENDED AND RESTATED BYLAWS

OF

BKV CORPORATION (the “Corporation”)

Article I - DEFINITIONS

In these amended and restated by-laws (including Schedule 1 hereto) (the “Bylaws”) in both the singular and plural forms, the following terms shall have the meanings ascribed to them herein below:

“Additional Securities” has the meaning set out in Section 5 of ARTICLE VI;

“Advancement of Expenses” has the meaning set out in Section 2 of ARTICLE IX;

“Associated Person” means, in relation to a person, any holding company or subsidiary of such person or any other subsidiary of any such holding company, from time to time. In this definition, a company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries: (a) holds a majority of the voting rights in it; (b) is stockholder or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body; (c) is stockholder or shareholder of it and controls alone, or pursuant to an agreement with other stockholders or members, a majority of the voting rights in it; or (d) has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply;

“Audited Accounts” means the auditor’s report and audited accounts of the Corporation and of any Group Company and the audited consolidated accounts of the Group (if any) for the relevant Financial Year;

“Auditors” means PricewaterhouseCoopers LLP, or such other firm of independent certified public accountants which is appointed by the Board of Directors as auditor of the Corporation from time to time;

“Audit Committee” has the meaning set out in Section 3 of ARTICLE IV;

“Banpu Group” means Banpu Public Company Limited, a public limited company incorporated in and existing under the laws of Thailand, and all its Associated Persons from time to time;

“BNAC” means BANPU NORTH AMERICA CORPORATION, a corporation incorporated in and existing under the laws of Delaware, whose registered office is at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, U.S.A.;

“Board of Directors” means the board of Directors of the Corporation;

“Board Reserved Matters” the matters set forth in Schedule 1 hereto;

“Budget” means the annual budget for the Group approved and/or amended from time to time by the Board of Directors;

“Business Day” means a day which is not a Saturday, a Sunday or a state or federal holiday in Colorado, the United States, and is not a Saturday, a Sunday or a public holiday in Bangkok, Thailand;

“Business Plan” means the rolling business plan for the Group updated annually in respect of the forthcoming five-year period setting out details of the Group’s strategic planning in respect of market growth, capital expenditure, financing, tax, and contingency planning and compared against the applicable Budget, as approved and/or amended from time to time by the Board of Directors;

“CEO” means the chief executive officer of the Corporation from time to time;

“Certificate of Incorporation” means the certificate of incorporation of the Corporation;

“CFO” means the chief financial officer of the Corporation from time to time;

“Chairman” means the chairman of the Board of Directors from time to time;

“Compensation Committee” has the meaning set out in Section 4 of ARTICLE IV;

“Director” means any director of the Corporation elected in accordance with the terms of these Bylaws;

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time;

“Final Adjudication” has the meaning set out in Section 2 of ARTICLE IX;

“Financial Year” has the meaning set out in Section 5 of ARTICLE VIII;

“Group” means, collectively, the Corporation and the Group Companies;

“Group Companies” means the subsidiaries of the Corporation from time to time, including BKV Oil & Gas Capital Partners, L.P., Kalnin Ventures, BKV Chaffee, BKV Chelsea, BKV Operating and BKV Barnett, and “Group Company” means each and any one of them;

“Indemnitee” has the meaning set out in Section 1 of ARTICLE IX;

“IPO” means the admission of all or any part of the common stock capital or depository receipts (or equivalent) representing common stock, of the Corporation to a United States securities exchange;

“Management Team” means those management employees of the Corporation (other than the CEO and Senior Management), who report directly to the CEO and Senior Management;

“Proceeding” has the meaning set out in Section 1 of ARTICLE IX;

“SEC” means the United States Securities and Exchange Commission;

“Secretary” means the secretary of the Corporation;

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, in each case as in effect from time to time;

“Senior Management” means, in addition to the CEO, the four (4) employees of the Corporation reasonably likely to receive the four (4) highest compensation during the next Financial Year (excluding the compensation of the CEO), provided that, for the first and second Financial Years, such employees shall be the Chief Financial Officer, the Chief Operating Officer, the Vice President of Corporate Development, and the Vice President and General Counsel;

“Stock” means a common stock in the issued share capital of the Corporation from time to time;

“Stockholders” means any holder of any Stock from time to time;

“Stockholders Agreement” means the Stockholders Agreement between the Corporation, BNAC and the other Stockholders dated as of May 1, 2020 as may be amended from time to time, copies of which are on file at the registered office of the Corporation; and

“Undertaking” has the meaning set out in Section 2 of ARTICLE IX.

Article II - STOCKHOLDERS

Section 1.        Annual Meeting. An annual meeting of the Stockholders shall be held at least once per Financial Year at such venue, on such date, and at such time as the Board of Directors shall each year determine which is no later than one hundred and eighty (180) days after the end of the Financial Year in accordance with the applicable laws.

Section 2.        Special Meetings. Special meetings of the Stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the Chairman or the CEO and shall be held at such venue, on such date, and at such time as they or he or she shall determine.

Section 3.        Venue of Meetings.

(a)          The Board of Directors, the Chairman or the CEO may designate any venue, either within or outside of the State of Colorado, as the venue of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the venue of meeting shall be the principal office of the Corporation in the State of Colorado.

(b)         The meeting of Stockholders may be held by video and other electronic conferencing means and the persons convening the meetings shall use reasonable efforts to ensure they are held at locations reasonably convenient for all Stockholders.

Section 4.        Notice of Meetings.

(a)          Notice of the venue, if any, date, and time of all meetings of the Stockholders, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting, except as otherwise provided herein or required by applicable laws. Notice of any meeting need not be given to any Stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting without receiving such notice, except when the Stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

(b)         The notice of meeting of Stockholders shall set out an agenda identifying in reasonable detail the matters to be discussed.

Section 5.        Quorum.

(a)          No action of the Corporation shall be taken at any meeting of the Stockholders unless a quorum of Stockholders is present at the beginning and throughout the meeting. Other than as required under applicable laws, the quorum for all meetings of Stockholders shall be any two (2) or more Stockholders holding more than fifty per cent. (50%) of the total issued and outstanding Stocks (each present personally or by representative, attorney or proxy or, if the meeting is held by video and other electronic conferencing means, by video or such other electronic conferencing means), unless or except to the extent that the presence of a larger number may be required by applicable law, one of whom shall be Christopher Kalnin or his representative, attorney or proxy.

(b)         If, within an hour from the time appointed for holding the meeting of Stockholders, such quorum is not present, a new meeting of Stockholders must be called where the same quorum set out in Section 5(a) of this ARTICLE II will be required.

(c)          When a meeting is adjourned to another time or venue, a written notice shall be given of the adjourned meeting to each Stockholder pursuant to Section 4 of this ARTICLE II. The agenda and matters put forth at any adjourned meeting shall include only those matters put forth as the agenda for the original meeting.

(d)         If, such quorum under Section 5(b) of this ARTICLE II is still not present within an hour of the time appointed for holding a new meeting of Stockholders, another new meeting of Stockholders must be called where a quorum of any Stockholder(s) holding more than fifty per cent. (50%) of the total issued and outstanding Stocks (each present personally or by representative, attorney or proxy or, if the meeting is held by video and other electronic conferencing means, by video or such other electronic conferencing means) will be required and a written notice shall be given of the adjourned meeting to each Stockholder pursuant to Section 4 of this ARTICLE II. The agenda and matters put forth at any adjourned meeting shall include only those matters put forth as the agenda for the original meeting.

Section 6.        Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman or, in his or her absence, such person as may be chosen by the holders of a majority of the Stocks entitled to vote who are present, in person or by proxy, shall act as chairman of the meeting of the Stockholders. The Secretary shall act as the secretary of the meeting of the Stockholders. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 7.        Conduct of Business. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time for each matter upon which the Stockholders will vote at the meeting shall be announced at the meeting.

Section 8.         Proxies and Voting.

(a)         At any meeting of the Stockholders, every Stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Proxies for use at any meeting of Stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of proxies, and the acceptance or rejection of votes unless an inspector or inspectors shall have been appointed by the chairman of the meeting in which event such inspector or inspectors shall decide all such questions. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this subsection (a) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)         No proxy shall be valid after three (3) years from its date unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Should a proxy designate two (2) or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one is present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the Stocks as he or she is of the proxies representing such Stocks.

(c)         At any meeting at which a vote is taken by ballots, the chairman of the meeting, may, and to the extent required by law, shall, in advance of any meeting of Stockholders, appoint one or more inspectors, to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspector(s) to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(d)         Unless otherwise required by law or provided in the Certificate of Incorporation, each Stockholder shall have one (1) vote for each Stock entitled to vote which is registered in his or her name on the record date for the meeting. Voting of the Stockholders shall be determined based on the number of Stocks that voted for or against, or abstained from voting on, a matter and not by a show of hands. Stocks registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the board of directors (or comparable body) of such corporation may determine. Stocks registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy. All matters, other than otherwise required by law, shall be determined by a majority of the votes cast affirmatively or negatively.

Section 9.        Stock List.

(a)          The officer who has charge of the stock ledger of the Corporation shall, at least ten (10) days before every meeting of Stockholders, prepare and make a complete list of Stockholders entitled to vote at any meeting of Stockholders, provided, however, if the record date for determining the Stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such Stockholder and the number of Stocks registered in his or her name. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting either on a reasonably accessible electronic network provide that the information required to gain access to the list is provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation.

(b)         A Stock list shall also be open to the examination of any Stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (i) the identity of the Stockholders entitled to examine such Stock list and to vote at the meeting and (ii) the number of Stocks held by each of them.

Section 10.      Consent of Stockholders in Lieu of Meeting.

(a)          Any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed all Stockholders and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(b)          Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of Stockholders to take action are delivered to the Corporation in the manner prescribed in subsection (a) of this Section 10. An electronic transmission consenting to an action to be taken and transmitted by a Stockholder or proxyholder, or by a person or persons authorized to act for a Stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 10 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

(c)          Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Article III - BOARD OF DIRECTORS

Section 1.        Number and Term of Office. The number of Directors who shall constitute the whole Board of Directors shall be eight (8) or such other number as may be determined from time to time by the unanimous vote of the Directors present and entitled to vote at a duly convened meeting of the Board of Directors, provided that: (a) for so long as BNAC (or other members of the Banpu Group) holds Stocks, five (5) individuals nominated by BNAC shall be elected as Directors; (b) for so long as Christopher Kalnin holds Stocks, two (2) individuals nominated by Christopher Kalnin shall be elected as Directors; and (c) one (1) independent individual, who is not a member of the Senior Management or the Management Team or an employee of the Group or an employee of the Banpu Group, nominated by at least a simple majority of the votes of the Board of Directors present and entitled to vote at a duly convened meeting of the Board of Directors shall be elected as a Director. Each Director shall serve a term of up to three (3) years as determined by the Board of Directors. A Director whose term has expired may be nominated for re-election in accordance with this Section 1, except as otherwise provided herein or required by law.

Section 2.        Vacancies. If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal or other cause prior to the expiration of his or her term, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified pursuant to Section 1 of this ARTICLE III.

Section 3.         Regular Meetings. The Board of Directors shall decide how often the meetings of the Board of Directors shall take place, provided that:

(a)          they are held monthly on the third (3rd) week of each month, unless at least a simple majority of the Board of Directors agrees otherwise; and

(b)          any Director may propose to convene a meeting of the Board of Directors at any time.

Section 4.        Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the Chairman or by the CEO and shall be held at such venue, on such date, and at such time as they or he or she shall fix. Notice of the venue, date, and time of each such special meeting shall be given to each director by whom notice is not waived by mailing written notice not less than three (3) days before the meeting or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.        Venue of Meetings. The Board of Directors may designate any venue, either within or outside of the State of Colorado, as the venue for any meeting of the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the venue of such meeting shall be the principal office of the Corporation in the State of Colorado.

Section 6.        Notice of Meetings.

(a)          At least five (5) Business Days’ prior written notice, by hand, email, courier or registered mail, shall be given to each of the Directors of all meetings of the Board of Directors, except where a meeting of Board of Directors is adjourned under subsection (b) of Section 7 of this ARTICLE III or a shorter notice period has been agreed in writing by all of the Directors; provided, however, that attendance by a Director at a meeting of the Board of Directors without receiving any notice shall constitute waiver by him or her of the notice required for such meeting of the Board of Directors under this Section 6. Such notice shall contain a reasonably detailed agenda and shall be accompanied by any relevant papers.

(b)         Any Stockholder or any Director may propose an item for inclusion in the agenda together with a related resolution to be proposed at such meeting of the Board of Directors.

Section 7.        Quorum.

(a)          Subject to the following subsections of this Section 7, the quorum at a meeting of the Board of Directors shall be at least a simple majority of the Board of Directors which shall include one (1) Director nominated by Christopher Kalnin.

(b)         If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Director(s) present shall adjourn the meeting of the Board of Directors to a specified place and time not less than three (3) Business Days after the date of such meeting of the Board of Directors where the same quorum shall be required.

(c)         If such quorum set forth in subsection (b) of this Section 7 is still not present within half an hour of the time appointed for such adjourned meeting of the Board of Directors or if such quorum ceases to be present during the course of such adjourned meeting of the Board of Directors, the Director(s) present shall again adjourn the meeting of the Board of Directors to a specified place and time not less than three (3) Business Days after the date of such adjourned meeting of the Board of Directors, where the quorum shall be at least a simple majority of the Board of Directors.

(d)         Notice of any adjourned meeting of the Board of Directors shall be given to all of the Directors.

Section 8.        Participation in Meetings By Conference Telephone. Any Director shall be entitled to participate in a meeting of the Board of Directors of which he or she is a member, at which he or she is not physically present, using any technology, including telephone or video conference or similar electronic means consented to by all the Directors. A meeting called and/or held by means of a telephone conference or a video conference or any similar communication equipment is deemed to be held at the venue agreed upon by the Directors attending the meeting. The Chairman shall ensure that the Board of Directors’ resolutions and observations (if any) are duly recorded in the minutes of such meeting.

Section 9.        Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.       Compensation of Directors. The Corporation shall cause each Director promptly to be reimbursed for all reasonable and documented out-of-pocket costs and expenses incurred by him or her in connection with attending meetings of the Board of Directors and other meetings and events attended on behalf of the Corporation and serving as a member of the Board of Directors.

Section 11.      Chairman.

(a)          The Chairman shall chair all meetings of the Board of Directors at which he/she is present but shall not have a casting vote. The Chairman shall ensure that all relevant papers for any meeting of the Board of Directors are properly circulated in advance and that all such meetings of the Board of Directors are quorate.

(b)          The Chairman of the Board of Directors shall be elected from one of the BNAC-nominated Directors by at least a simple majority of the votes of the Directors present and entitled to vote at a duly convened meeting of the Board of Directors.

(c)          If the Chairman is not present at any meeting of the Board of Directors, the Directors present may select any Director to act as Chairman for the purpose of such meeting.

(d)          If the Chairman ceases to hold office as a Director during his/her term, BNAC shall nominate one of its nominated Directors to be elected as the Chairman for the remainder of the term of the Chairman who ceased to hold the office.

Article IV - COMMITTEES

Section 1.        Committees of the Board of Directors. A majority of the Board of Directors may from time to time create one or more committees and appoint members of the Board of Directors to serve on the committee or committees. Each committee shall have one or more members, who serve at the pleasure of the Board of Directors. The Board of Directors shall designate one member of each committee to be chairman of the committee. The Board of Directors shall designate a secretary of each committee who may be, but need not be, a member of the committee or the Board of Directors.

Section 2.        Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.        Audit Committee.

(a)          The Board of Directors shall establish an audit committee (the “Audit Committee”). The CFO shall propose the agendas for and, subject to subsection (b) of this Section 3, be involved in the meetings of the Audit Committee in order to present performance and recommend parameters and framework to the Audit Committee to be approved for further recommendation to the Board of Directors. The CFO may not be a member of the Audit Committee.

(b)         The CFO shall recuse himself/herself from meetings of the Audit Committee to the extent he/she has a conflict of interest in the matter to be considered by the Audit Committee or to the extent the matter to be considered by the Audit Committee involves reviewing the work and performance of the CFO.

(c)          The composition of the Audit Committee and the quorum and voting of a meeting of the Audit Committee, prior to an IPO, shall be determined by the Board of Directors. Unless agreed otherwise by the Board of Directors, a meeting of the Audit Committee shall take place at least once every quarter. The composition of the Audit Committee and the quorum and voting of a meeting of the Audit Committee, following the IPO, shall be determined by the Board of Directors in compliance with applicable SEC rules and regulations and applicable listing standards of the securities exchange on which the Stocks of the Corporation are listed.

(d)         The function of the Audit Committee shall be to oversee all significant financial matters of the Group in accordance with standard United States board practice, including, but not limited to:

(i)      reviewing the Audited Accounts and discussing with the Auditors the accounting policies to be adopted; and

(ii)     providing assurance and recommendations (as applicable) to the Board of Directors in relation to:

(1)            the Group’s compliance with the laws, the Stockholders Agreement, the Bylaws and any business policies that the Board of Directors may establish;

(2)            the adoption of and compliance with corporate governance procedures;

(3)            risk management;

(4)            the internal audit and integrity of production of financial statements and interim reports, if any, to Stockholders;

(5)            the internal financial controls and management systems;

(6)            the effectiveness of the external audit process; and

(7)            the terms and conditions of engagement of external auditors for the provision of audit and non-audit services.

(e)          The Parties agree that, prior to an IPO of the Corporation, the Board of Directors may transfer the risk management function of the Audit Committee to a new independent sub-committee under the Board of Directors, subject to applicable SEC rules and regulations and applicable listing standards of the securities exchange on which the Stocks of the Corporation are listed.

Section 4.        Compensation Committee.

(a)          The Board of Directors shall establish a compensation committee (the “Compensation Committee”). The CEO shall propose the agendas for and, subject to subsection (b) of this Section 4, be involved in the Compensation Committee meetings in order to present performance and recommend parameters and framework for the compensation for the Management Team and other employees (excluding the CEO and the Senior Management) to the Compensation Committee to be approved for further recommendation to the Board of Directors. The CEO may not be a member of the Compensation Committee.

(b)         The CEO shall recuse himself/herself from meetings of the Compensation Committee to the extent he/she has a conflict of interest in the matter to be considered by the Compensation Committee or to the extent any matter to be considered by the Compensation Committee involves reviewing the performance and compensation of the CEO.

(c)         The composition of the Compensation Committee and the quorum and voting of a meeting of the Compensation Committee, prior to an IPO, shall be determined by the Board of Directors. Unless agreed otherwise by the Board of Directors, a meeting of the Compensation Committee shall take place at least once every quarter. The composition of the Compensation Committee and the quorum and voting of a meeting of the Compensation Committee, following an IPO, shall be determined by the Board of Directors in compliance with applicable SEC rules and regulations and applicable listing standards of the securities exchange on which the Stocks of the Corporation are listed.

(d)         The function of the Compensation Committee shall be to:

(i)            recommend the appointment, remuneration, compensation packages (salary and equity) and termination of the CEO and the Senior Management for approval by the Board of Directors and relevant approved amounts to be reflected in the Budget approved by the Board of Directors;

(ii)           recommend broad parameters for compensation of the Management Team, and such parameters to be approved by the Board of Directors and relevant approved amounts to be reflected in the Budget approved by the Board of Directors; and

(iii)          review the performance of the CEO and the Senior Management against the targets agreed in their relevant performance packages and to recommend annual performance rewards to be approved by the Board of Directors and relevant approved amounts to be reflected in the Budget approved by the Board of Directors.

Article V - OFFICERS

Section 1.        Generally. The officers of the Corporation shall consist of a CEO and the Senior Management. The CEO and each member of the Senior Management shall be elected by the Board of Directors. The CEO and the Senior Management shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.        CEO.

(a)          Subject to the Board Reserved Matters and the Stockholders Agreement, the CEO shall have the power to manage and administer the business and affairs of the Corporation and the Group Companies in accordance with:

(i)            the approved Business Plan and Budget; and

(ii)           his or her fiduciary duties and the interests of the Stockholders collectively so as to maximize the Corporation’s equity value, without regard to his or her personal interests or the individual interests of any Stockholders.

(b)          The CEO shall be the focal point for, and shall be accountable to, the Board of Directors. Subject to subsection (a) of this Section 2, the CEO shall have full authority to decide, agree, consent to, approve, perform, enter into, delegate or otherwise undertake any activity that does not violate applicable laws for and on behalf the Corporation which does not fall within the scope of the Board Reserved Matters, unless it is legally required that such activity requires the prior approval of the Board of Directors and/or the Stockholders.

(c)          The CEO may delegate certain (but not all) authority for delivery against the approved Business Plan and Budget to the Senior Management and the Management Team as the CEO deems appropriate, provided the CEO shall retain supervision of the Senior Management and the Management Team and shall remain accountable to the Board of Directors for such delivery.

(d)         The CEO shall have the right to engage, appoint, remove or dismiss the Management Team as the CEO considers appropriate without obtaining the approval of the Board of Directors, but subject to the broad parameters for compensation of the Management Team which has been approved by the Board of Directors from time to time and reflected in the approved Budget.

(e)          The CEO is entitled to make all hiring decisions and compensation decisions and enter into any agreements relating to the remuneration of the Management Team and other employees without obtaining an approval from the Board of Directors, but subject to compliance with the broad parameters for compensation for the Management Team and other employees which have been approved by the Board of Directors from time to time and reflected in the Budget.

Section 3.        Treasurer. The CFO shall be a treasurer of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The CFO shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 4.        Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 5.        Removal. If, at any time after the date of these Bylaws, the CEO wishes to dismiss a member of the Senior Management and/or nominate a new member of the Senior Management or to change the size of the Senior Management or to change the positions that constitute the Senior Management, he shall make such recommendation to the Board of Directors for approval, and the Board of Directors may resolve to dismiss or appoint such member of the Senior Management as it sees fit after having considered the CEO’s recommendation.

Section 6.        Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors or otherwise reserved for prior decision of the Board of Director by the Board Reserved Matters, and subject to the Stockholders Agreement, the CEO or any officer of the Corporation authorized by both the CEO and the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation, provided that the CEO or such other authorized officer of the Corporation must at all times exercise in good faith and act in the best interest of the Corporation and its Stockholders as a whole and comply with the applicable provisions of the Stockholders Agreement.

Section 7.        Remuneration of the CEO and the Senior Management.

(a)          The hiring, remuneration packages (including salary and equity) and the key performance indicators of the CEO and the Senior Management shall be approved by the Board of Directors.

(b)         All approved compensation of the CEO, the Senior Management and the Management Team will be reflected in the approved Budget.

Article VI - STOCK

Section 1.        Certificates of Stock.

(a)          Each holder of Stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the CEO and the Secretary certifying the number of Stocks owned by him or her and shall bear the following legends:

(i)            “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE CORPORATION AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE CORPORATION, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM”;

(ii)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, VOTING AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 1, 2020 AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE REGISTERED OFFICE OF THE CORPORATION”; and

(iii)          any legends required by applicable laws.

(b)          When any Stock has been registered under the Securities Act, and such Stock has been sold pursuant to such registration or pursuant to Rule 144 under the Securities Act or is eligible to be sold pursuant to paragraph (k) of such Rule, the Stockholder shall be entitled to exchange the certificate representing such Stocks for a certificate not bearing the legend required by this Section 1.

(c)          Each Stockholder agrees that, in addition to complying with the restrictions on transfer set forth elsewhere in these Bylaws, such Stockholder will not directly or indirectly transfer any Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Stock) in violation of the Securities Act, applicable state securities or “blue sky” laws or any rules or regulations thereunder, and such Stockholder will not transfer any Stock unless the conditions set forth in the legend required by this Section 1 are satisfied.

(d)         If any Stock ceases to be subject to these Bylaws, the holder of such Stock shall be entitled to exchange the certificate representing such Stock for a certificate not bearing the legend required by this Section 1.

(e)          Certificates representing Stocks may be issued electronically via Carta.

Section 2.        Record Date.

(a)          In order that the Corporation may determine the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions of this Section 2 at the adjourned meeting.

(b)         In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)         In order that the Corporation may determine the Stockholders entitled to consent to corporate action without a meeting, (including by electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 9 of ARTICLE II hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the Stockholders without a meeting, the record date for determining Stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 3.        Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of Stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4.        Regulations. The issue, transfer, conversion and registration of certificates of Stock shall be governed by such other regulations as the Board of Directors may establish.

Section 5.        Pre-Emptive Right. Any allotment of new Stocks or other equity securities proposed to be made by the Corporation (such Stock or other equity securities being called, “Additional Securities”) shall first be offered for issuance and subscription to each Stockholder in the proportion that the number of Stocks for the time being held by such Stockholder bears to the total number of issued and outstanding Stocks. Such offer shall be made by notice in writing specifying the number of Additional Securities to which the relevant Stockholder is entitled and the price per Stock and other terms and conditions of such offer (which must be the same for all Stockholders), and limiting a time (being not less than ten (10) days) within which the offer (if not accepted) shall be deemed to have been declined. Such offers are not assignable or otherwise transferable, may not be encumbered, split or consolidated and can be accepted in full or in part. The Corporation may offer any Additional Securities that was offered to but declined (or deemed declined) or otherwise not accepted by any Stockholder pursuant to this Section 5 for issuance to and subscription by any person for the same price per Stock and on the same terms and conditions as those previously offered to the Stockholders. The offer of Additional Securities may be made subject to such limitations and restrictions as determined by the Corporation in its sole discretion to be reasonably necessary or appropriate in order to comply with applicable securities and other laws.

Article VII - NOTICES

Section 1.        Notices. If mailed, notice to Stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2.        Waivers. A written waiver of any notice, signed by a Stockholder or Director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Article VIII - MISCELLANEOUS

Section 1.        Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.        Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the CFO.

Section 3.        Information.

(a)          The Corporation shall prepare, or procure the preparation of, and shall submit to each Stockholder, provided that such Stockholder continues to hold a Stock: (i) the financial information and (ii) such information as any Stockholders may reasonably require relating to the business or financial condition of the Corporation or of any Group Company within a reasonable period.

(b)         A Stockholder may, at its own expense, upon prior written notice to the Corporation and at reasonable times during business hours, access the premises of the Corporation to inspect and make copies of all books, records, accounts and documents relating to the Stockholder’s ownership of Stock(s) and the affairs of the Corporation.

(c)          All information provided in accordance with this Section 3 shall be held in confidence by each receiving Stockholder. Notwithstanding anything in this Section 3 to the contrary, the Corporation shall not be required to provide any confidential proprietary information to any Stockholder that is a competitor or that, in the opinion of the Board of Directors, is reasonably likely to become a competitor of the Corporation or any of its Group Companies, except to the extent required by law.

Section 4.        Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.        Financial Year. The financial year of the Corporation (other than in the case of the first Financial Year of the Corporation) shall commence on 1st January and end on 31st December (the “Financial Year”), provided that the first Financial Year of the Corporation shall be deemed to have commenced on 1st May 2020 and end on 31st December 2020.

Section 6.        Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.        Right to Indemnification. Subject to Section 5 of this ARTICLE IX, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”) by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such person solely in any such capacity, hereinafter, an “Indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereafter be amended, against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred or suffered by such Indemnitee in connection therewith if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in and not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful; provided, however, that: (a) except as provided in Section 3 of this ARTICLE IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if, and only to the extent, such Proceeding (or part thereof) was authorized by the Board of Directors; and (b) with respect to Proceedings by the Corporation, no indemnification for expenses (including attorneys’ fees) shall be made in respect of any claim, issue or matter as to which any Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 2.        Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this ARTICLE IX, but subject to Section 5 of this ARTICLE IX, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) actually and reasonably incurred in defending any such Proceeding that the Indemnitee is entitled to indemnification under Section 1 of this ARTICLE IX in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, an Advancement of Expenses actually and reasonably incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to promptly repay the Corporation all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right for such Indemnitee to appeal or in respect of which the such Indemnitee waives all rights to appeal (hereinafter a “Final Adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.        Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this ARTICLE IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the extent such expense relates to the Indemnitee’s successful prosecution or defense. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such directors, independent legal counsel, or its Stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

Section 4.        Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 5.        Proceedings by the Stockholders, the Corporation or the Group Companies. Notwithstanding any provision in these Bylaws to the contrary, the Corporation shall not be obligated to indemnify, reimburse, advance or otherwise pay any expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by any Indemnitee in connection with any claim or Proceeding: (a) brought by or against such Indemnitee as a Stockholder or in his or her personal or any other capacity that is not expressly set forth in Section 1 of this ARTICLE IX; or (b) by the Corporation or any of its Group Companies against such Indemnitee for fraud or willful misconduct of such Indemnitee or such Indemnitee’s violation of the FCPA, unless and until the Corporation or the applicable Group Company is determined by final judicial decision from which there is no further right for the Corporation or the applicable Group Company to appeal (or in respect of which the Corporation or the applicable Group Company waives all rights to appeal) to be unsuccessful in such claim or Proceeding, in which case the Corporation shall, or shall procure the applicable Group Company to, indemnify such Indemnitee in accordance with Section 1 of this ARTICLE IX for the expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection with such unsuccessful claim or Proceeding.  Notwithstanding any provision in these Bylaws to the contrary, the Corporation shall not be obligated to make any Advancement of Expenses to any Indemnitee in connection with any claim or Proceeding by or against such Indemnitee described in this Section 5.

Section 6         Insurance.

a.           The Corporation may, to the extent authorized from time to time by the Board of Directors, maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss to the fullest extent permissible under applicable law, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

b.           The Corporation shall maintain directors’ and officers’ liability insurance for the benefit of the Directors and its officers with a reputable insurer for the benefit of any person who is (or was) a Director (including insurance against, subject to applicable laws, any losses incurred by or attaching to a Director in respect of any act or omission in the actual or purported exercise of his/her powers and/or otherwise in relation to his/her duties, powers or offices, provided such directors’ and officers’ liability insurance shall (i) meet the United States market standards for the oil and gas industry and (ii) be appropriate for the Directors and officers of the Corporation.

Section 7.        Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.        Nature of Rights. The rights conferred upon indemnitees in this ARTICLE IX shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE IX that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Article X - AMENDMENTS

The Board of Directors shall have the power to adopt, amend and repeal from time to time bylaws of the Corporation subject to the right of Stockholders entitled to vote with respect thereto to amend or repeal such bylaws as adopted or amended by the Board of Directors.

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